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                                                                     Exhibit 3.2


                                     BYLAWS

                                       OF

                               NEENAH CORPORATION

                             AS AMENDED AND RESTATED

                                  JULY 14, 1995
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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. OFFICES; RECORDS .............................................      1
     1.01 Principal and Business Offices ................................      1
     1.02 Registered Office and Registered Agent ........................      1
     1.03 Corporate Records .............................................      1

ARTICLE II. SHAREHOLDERS ................................................      2
     2.01 Annual Meeting ................................................      2
     2.02 Special Meetings ..............................................      2
     2.03 Place of Meeting ..............................................      2
     2.04 Notices to Shareholders .......................................      2
     2.05 Fixing of Record Date .........................................      3
     2.06 Shareholder List ..............................................      4
     2.07 Quorum and Voting Requirements ................................      4
     2.08 Conduct of Meetings ...........................................      4
     2.09 Proxies .......................................................      5
     2.10 Voting of Shares ..............................................      5

ARTICLE III. BOARD OF DIRECTORS .........................................      5
     3.01 General Powers and Number .....................................      5
     3.02 Election, Removal, Tenure and Qualifications ..................      5
     3.03 Regular Meetings ..............................................      6
     3.04 Special Meetings ..............................................      6
     3.05 Meetings By Telephone or Other Communication Technology .......      6
     3.06 Notice of Meetings ............................................      6
     3.07 Quorum ........................................................      7
     3.08 Manner of Acting ..............................................      7
     3.09 Conduct of Meetings ...........................................      7
     3.10 Vacancies .....................................................      7
     3.11 Compensation ..................................................      7
     3.12 Presumption of Assent .........................................      7
     3.13 Committees ....................................................      8

ARTICLE IV. OFFICERS ....................................................      8
     4.01 Appointment ...................................................      8
     4.02 Resignation and Removal .......................................      8
     4.03 Vacancies .....................................................      9
     4.04 Chairman of the Board .........................................      9
     4.05 President .....................................................      9
     4.06 Shared Functions ..............................................      9
     4.07 Vice Presidents ...............................................     10
     4.08 Secretary .....................................................     10
     4.09 Treasurer .....................................................     10
     4.10 Assistants and Acting Officers ................................     10



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     4.11 Salaries ........................................................   11

ARTICLE V.  CERTIFICATES FOR SHARES AND THEIR TRANSFER ....................   11
     5.01 Certificates for Shares .........................................   11
     5.02 Signature by Former Officers ....................................   11
     5.03 Transfer of Shares ..............................................   11
     5.04 Restrictions on Transfer ........................................   12
     5.05 Lost, Destroyed or Stolen Certificates ..........................   12
     5.06 Consideration for Shares ........................................   12
     5.07 Stock Regulations ...............................................   12

ARTICLE VI.  WAIVER OF NOTICE .............................................   12
     6.01 Shareholder Written Waiver ......................................   12
     6.02 Shareholder Waiver by Attendance ................................   12
     6.03 Director Written Waiver .........................................   13
     6.04 Director Waiver by Attendance ...................................   13

ARTICLE VII.  ACTION WITHOUT MEETINGS .....................................   13
     7.01 Shareholder Action Without Meeting ..............................   13
     7.02 Director Action Without Meeting .................................   13

ARTICLE VIII.  INDEMNIFICATION ............................................   14
     8.01 Indemnification for Successful Defense ..........................   14
     8.02 Other Indemnification ...........................................   14
     8.03 Written Request .................................................   14
     8.04 Nonduplication ..................................................   14
     8.05 Determination of Right to Indemnification .......................   15
     8.06 Advance of Expenses .............................................   16
     8.07 Nonexclusivity ..................................................   16
     8.08 Court-Ordered Indemnification ...................................   17
     8.09 Indemnification and Allowance of Expenses of Employees and Agents   17
     8.10 Insurance .......................................................   18
     8.11 Securities Law Claims ...........................................   18
     8.12 Liberal Construction ............................................   18
     8.13 Definitions Applicable to this Article ..........................   18

ARTICLE IX. CONTRACTS, LOANS, CHECKS AND DEPOSITS .........................   19
     9.01 Contracts; Director Conflict of Interest ........................   19
     9.02 Loans ...........................................................   20
     9.03 Checks, Drafts, etc .............................................   20
     9.04 Deposits ........................................................   20



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ARTICLE X. MISCELLANEOUS ................................................     20
     10.01 Corporate Seal ...............................................     20
     10.02 Fiscal Year ..................................................     20

ARTICLE XI. AMENDMENTS ..................................................     21
     11.01 By Shareholders ..............................................     21
     11.02 By Directors .................................................     21
     11.03 Implied Amendments ...........................................     21



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                           ARTICLE I. OFFICES; RECORDS

         1.01 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02 Registered Office and Registered Agent. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

         1.03 Corporate Records. The following documents and records shall be kept at the corporation's principal office or at such other reasonable location as may be specified by the corporation:

               (a) Minutes of shareholders, and Board of Directors' meetings and any written notices thereof.

               (b) Records of actions taken by the shareholders or directors without a meeting.

               (c) Records of actions taken by committees of the Board of Directors.

               (d) Accounting records.

               (e) Records of its shareholders.

               (f) Current Bylaws.

               (g) Written waivers of notice by shareholders or directors (if any).

               (h) Written consents by shareholders or directors for actions without a meeting (if any).

               (i) Voting trust agreements (if any).

               (j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any).


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                            ARTICLE II. SHAREHOLDERS


         2.01 Annual Meeting. The annual meeting of the shareholders shall be held not earlier than the second Tuesday in April nor later than the third Tuesday in June, as determined each year by the Chairman of the Board or the President, and the time and place of meeting shall be such as shall be fixed by the Secretary and specified in the notice or waiver of notice of the meeting. The annual meeting shall be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

         2.02 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairperson of the Board, if there is one, the President or the Board of Directors. If and as required by the Wisconsin Business Corporation Law, a special meeting shall be called upon written demand describing one or more purposes for which it is to be held by holders of shares with at least 10% of the votes entitled to be cast on any issue proposed to be considered at the meeting. The purpose or purposes of any special meeting shall be described in the notice required by Section 2.04 of these Bylaws.

         2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat and entitled to vote thereon.

         2.04 Notices to Shareholders. (a) Required Notice. Written notice stating the place, day and hour of the meeting. and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty (60) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), by or at the direction of the Chairman of the Board, the President or the Secretary, to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(1) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder's address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least twenty
(20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business.

               (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of


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the new date, time, and place, if the new date, time and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

               (c) Waiver of Notice. A shareholder may waive notice in accordance with Article VI of these Bylaws.

               (d) Contents of Notice. The notice of each special shareholder meeting shall include a description of the purpose or purposes for which the meeting is called, and only business within the purpose described in the meeting notice may be conducted at a special shareholder meeting. Except as otherwise provided in subsection (e) of this Section 2.04, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

               (e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without good will, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters, rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law, or the corresponding provisions of any successor statute.

         2.05 Fixing of Record Date. The Board of Directors may fix in advance a date as the record date for one or more voting groups for any determination of shareholders entitled to notice of a shareholders, meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy (70) days prior to the meeting or action requiring such determination of shareholders, and may fix the record date for determining shareholders entitled to a share dividend or distribution. If no record date is fixed for the determination of shareholders entitled to demand a shareholder meeting, to notice of or to vote at a meeting of shareholders, or to consent to action without a meeting, (a) the close of business on the day before the corporation receives the first written demand for a shareholder meeting, (b) the close of business on the day before the first notice of the meeting is mailed or otherwise delivered to shareholders, or (c) the close of business on the day before the first written consent to shareholder action without a meeting is received by the corporation, as the case may be, shall be the record date for the determination of shareholders. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares),


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the close of business on the day on which the resolution of the Board of
Directors is adopted declaring the dividend or distribution shall be the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         2.06 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180-1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         2.07 Quorum and Voting Requirements. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by the Wisconsin Business Corporation Law or the Articles of Incorporation. If the Articles of Incorporation or Wisconsin Business Corporation Law provide for voting by two
(2) or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one (1) voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must he set for that meeting.

         2.08 Conduct of Meetings. The Chairman of the Board, or in his or her absence, the President, and in the President's absence, a Vice President in the order provided under Section 4.07 of these Bylaws, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairperson of the meeting, and the


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Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

         2.10 Voting of Shares. Each outstanding share of Class A common stock shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. The holders of preferred stock and of Class B common stock shall have no voting rights whatsoever, except as required by law. Shares owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.


                         ARTICLE III. BOARD OF DIRECTORS

         3.01 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. The number of directors of the corporation shall be three (3). The number of directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors, but no decrease shall have the effect of shortening the term of an incumbent director.

         3.02 Election, Removal, Tenure and Qualifications. Unless action is taken without a meeting under Section 7.01 of these Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders meeting at which a quorum is present; i.e., the individuals with the largest number of votes in favor of their election are elected as directors up to the maximum number of directors to be chosen in the election. Votes against a candidate are not given legal effect and are not counted as votes cast in an election of directors. In the event two (2) or more persons tie for the last vacancy to be filled, a run-off vote shall be taken from among the candidates receiving the tie vote. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected


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and qualified or there is a decrease in the number of directors, or until his or her prior death, resignation or removal. If cumulative voting for directors is not authorized by the Articles of Incorporation, any director or directors may be removed from office by the shareholders if the number of votes cast to remove the director exceeds the number cast not to remove him or her, taken at a meeting of shareholders called for that purpose (unless action is taken without a meeting under Section 7.01 of these Bylaws), provided that the meeting notice states that the purpose, or one of the purposes, of the meeting is removal of the director. The removal may be made with or without cause unless the Articles of Incorporation or these Bylaws provide that directors may be removed only for cause. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board, or to the corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

         3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held, without other notice than this Bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors and any committee may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

         3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the chairperson of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

         3.05 Meetings By Telephone or Other Communication Technology. (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

              (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

         3.06 Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least 48 hours


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prior to the meeting, except that notice by mail shall be given at least 72 hours prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph or facsimile or by mail or private carrier. Oral notice is effective when communicated. Written notice is effective as follows: If delivered in person, when received; if given by mail, when deposited, postage prepaid, in the United States mail addressed to the director at his or her business or home address (or such other address as the director may have designated in writing filed with the Secretary); if given by facsimile, at the time transmitted to a facsimile number at any address designated above; and if given by telegraph, when delivered to the telegraph company.

         3.07 Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors as provided in Section
3.01 shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

         3.08 Manner of Acting. Except as otherwise provided by the Wisconsin Business Corporation Law, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

         3.09 Conduct of Meetings. The Chairman of the Board, or in his or her absence, the President, and in the President's absence, a Vice President in the order provided under Section 4.07 of these Bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

         3.10 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill a vacancy by the affirmative vote of a majority of all directors remaining in office. A vacancy that will occur at a specific later date (because of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         3.11 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

         3.12 Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting or promptly upon his or her arrival to ho1ding the meeting or transacting business at the meeting, or (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or
(iii) the director delivers his or her written dissent or abstention to the presiding officer of the meeting before the adjournment


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thereof or to the corporation immediately after the adjournment of the meeting.
Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

         3.13 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. All members of the Board of Directors who are not members of a given committee shall be alternate members of such committee and may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board, the President or upon request by the chairperson of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority. The creation of a committee, delegation of authority to a committee or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed on the Board of Directors or its members by law.


                              ARTICLE IV. OFFICERS


         4.01 Appointment. The principal officers shall include a Chairman of the Board, a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors may designate one or more of the Vice Presidents as Executive Vice Presidents or Senior Vice Presidents. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors, the Chairman of the Board or the President. Any two or more offices may be held by the same person.

         4.02 Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation


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
is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

         4.03 Vacancies. A vacancy in any principal office because of death, resignation, removal or otherwise, shall be filled by the Board of Directors and a vacancy in any other office shall be filled by the Board of Directors, the Chairman of the Board or the President. If a resignation is effective at a later date, the vacancy may be filled before the effective date if the appointment provides that the successor may not take office until the effective date.

         4.04 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman of the Board. In general, he or she shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the President, or in the event that such office is for any reason vacant, the Chairman of the Board shall perform the functions of the President.

         4.05 President. The President shall be the chief operating officer of the corporation, carrying out his or her functions subject to the directions of the Chairman of the Board and the Board of Directors. In the absence of the Chairman of the Board, or in the event that such office is for any reason vacant, the President shall perform the functions of the Chairman of the Board. However, if the offices of Chairman of the Board and President are held by the same person, the Board of Directors may designate an Executive Vice President as the chief operating officer of the corporation, in which event references in the Bylaws to the President shall be regarded as references to such Executive Vice President, as chief operating officer, except where a contrary meaning is clearly required.

         4.06 Shared Functions. Except in cases where the signing and execution thereof is expressly delegated by the Board of Directors or these Bylaws to some other officer or agent of the corporation, or is required by law to be otherwise signed or executed, the Chairman of the Board and the President shall each have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of a corporation's regular business, or which shall be authorized by resolution of the Board of Directors (provided that in no case shall the Chairman be empowered in place of the President to sign the certificates for shares of stock of the corporation); and, except as otherwise provided by law or the Board of Directors, they may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in their place and stead.

         4.07 Vice Presidents. In the absence of both the Chairman of the Board and the President, or in the event of the death, inability or refusal to act of both the Chairman of the Board and the President, or in the event for any reason it shall be impracticable for either of them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President. Vice Presidents may, by their election, have charge and supervision of designated divisions, departments or units of the corporation's business.

         4.08 Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated-or assigned to him or her by the Chairman of the Board or the President or by the Board of Directors.

         4.09 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board or the President or by the Board of Directors.

         4.10 Assistants and Acting Officers. The Board of Directors, the Chairman of the Board and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors, the Chairman of the Board or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the Chairman of the Board or the President.

         4.11 Salaries. The salaries of the principal officers may be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.


              ARTICLE V. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         5.01 Certificates for Shares. All shares of this corporation shall be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. At a minimum, a share certificate shall state on its face the name of the corporation and that it is organized under the laws of the State of Wisconsin, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, that the certificate represents. The front or back of the certificate also must contain either (a) a summary of the designations, relative rights, preferences and limitations applicable to each class, and the variations in the rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or (b) a conspicuous statement that the corporation will furnish the shareholder the information described in clause (a) on request, in writing and without charge. Such certificates shall be signed, either manually or in facsimile, by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.05.

         5.02 Signature by Former Officers. If an officer or assistant officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer or assistant officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer or assistant officer at the date of its issue.

         5.03 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

         5.04 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of the restrictions upon the transfer of such shares imposed by the Articles of Incorporation of the corporation and any other restrictions imposed by any agreement of which the corporation has written notice.

         5.05 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond or affidavit and indemnity agreement, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

         5.06 Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, but not less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation.

         5.07 Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.


                          ARTICLE VI. WAIVER OF NOTICE

         6.01 Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

         6.02 Shareholder Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

                  (a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

                  (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         6.03 Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or the Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

         6.04 Director Waiver by Attendance. A director's attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


                      ARTICLE VII. ACTION WITHOUT MEETINGS

         7.01 Shareholder Action Without Meeting. Action required or permitted by the Wisconsin Business Corporation Law to be taken at a shareholders, meeting may be taken without a meeting by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by the shareholders consenting thereto and delivered to the corporation for inclusion in its corporate records. A consent hereunder has the effect of a meeting vote and may be described as such in any document. The Wisconsin Business Corporation Law requires that notice of the action be given to certain shareholders and specifies the effective date thereof and the record date in respect thereto.

         7.02 Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation ion taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.

                          ARTICLE VIII. INDEMNIFICATION


         8.01 Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

         8.02 Other Indemnification.

                  (a) In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

                           (1) A willful failure to deal fairly with the
                  corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

                           (2) A violation of criminal law, unless the director
                  or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

                           (3) A transaction from which the director or officer
                  derived an improper personal profit.

                           (4) Willful misconduct.

                  (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

                  (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

         8.03 Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

         8.04 Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

         8.05 Determination of Right to Indemnification.

                  (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under
         Section 8.02 shall select one of the following means for determining his or her right to indemnification:

                           (1) By a majority vote of a quorum of the Board of
                  Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

                           (2) By independent legal counsel selected by a quorum
                  of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

                           (3) By a panel of three (3) arbitrators consisting of
                  one arbitrator selected by those directors entitled under sub.
                  (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

                           (4) By an affirmative vote of shares represented at a
                  meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

                           (5) By a court under Section 8.08.

                           (6) By any other method provided for in any
                  additional right to indemnification permitted under Section 8.07.

                  (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under Section 8.02 should not be allowed.

                  (c) A written determination as to a director's or officer's indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

                  (d) If it is determined that indemnification is required under
         Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

         8.06 Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

                           (1) A written affirmation of his or her good faith
                  belief that he or she has not breached or failed to perform his or her duties to the corporation.

                           (2) A written undertaking, executed personally or on
                  his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court under Section 8.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

         8.07 Nonexclusivity.

                  (a) Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

                           (1) The Articles of Incorporation.

                           (2) A written agreement between the director or
                  officer and the corporation.

                           (3) A resolution of the Board of Directors.

                           (4) A resolution, after notice, adopted by a majority
                  vote of all of the corporation's voting shares then issued and outstanding.

                  (b) Regardless of the existence of an additional right under
         (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under Section 8.02(a)(1).
         (2), (3) or

         (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

                  (c) Sections 8.01 to 8.13 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

                           (1) As a witness in a proceeding to which he or she
                  is not a party.

                           (2) As a plaintiff or petitioner in a proceeding
                  because he or she is or was an employee, agent, director or officer of the corporation.

         8.08 Court-Ordered Indemnification.

                  (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

                  (b) The court shall order indemnification if it determines any of the following:

                           (1) That the director or officer is entitled to
                  indemnification under Sections 8.01 or 8.02.

                           (2) That the director or officer is fairly and
                  reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 8.02.

                  (3) If the court determines under (b) that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

         8.09 Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

         8.10 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06,
8.07 and 8.09.

         8.11 Securities Law Claims.

                  (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

                  (b) Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

         8.12 Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

         8.13 Definitions Applicable to this Article. For purposes of this article:

                  (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

                  (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

                  (c) "Director or officer" means any of the following:

                           (1) An individual who is or was a director or officer
                  of this corporation.

                           (2) An individual who, while a director or officer of
                  this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                           (3) An individual who, while a director or officer of
                  this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                           (4) Unless the context requires otherwise, the estate
                  or personal representative of a director or officer.

         For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

                  (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

                  (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

                  (f) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

                  (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.


                ARTICLE IX. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         9.01 Contracts; Director Conflict of Interest. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

         Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any entity of which one or more of its directors are members or employees or in which one or more of its directors are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees or-in which one or more of its directors are interested, shall not be voidable by the corporation solely because of the director's interest, whether direct or indirect, in the transaction if:

                  (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and a majority of disinterested members of the Board of Directors or committee authorized, approved, or specifically ratified the transaction; or

                  (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote, and a majority of the shares held by disinterested shareholders authorized, approved, or specifically ratified the transaction; or

                  (c) The transaction was fair to the corporation.

For purposes of this Section 9.01, a majority of directors having no direct or indirect interest in the transaction shall constitute a quorum of the Board or a committee of the Board acting on the matter, and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a director having a direct or indirect interest in the transaction, shall constitute a quorum of the shareholders for the purpose of acting on the matter.

         9.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         9.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer(s), employees or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         9.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.


                            ARTICLE X. MISCELLANEOUS

         10.01 Corporate Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

         10.02 Fiscal Year. The fiscal year of the corporation shall begin on the first day of April and end on the last day of March in each year.

                             ARTICLE XI. AMENDMENTS

         11.01 By Shareholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders by the vote provided in Section 2.07 of these Bylaws or as specifically provided below. The shareholders may adopt or amend a Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law. The adoption or amendment of a Bylaw that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect.

         11.02 By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

         11.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.


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